EXHIBIT (p)(3)

ORBIMED CODE OF ETHICS

Dated: March 23, 2011

1. Statement of General Principles

This Code of Ethics (this “Code”) expresses the policy and procedures of OrbiMed Advisors LLC, OrbiMed Capital LLC and their affiliates (together, “OrbiMed”) with respect to any RIC or other Fund that OrbiMed manages. Capitalized terms used in this Code that are not otherwise defined have the meanings given to them in Section 2 of this Code.

Rule 17j-l under the Investment Company Act of 1940, as amended (the “Investment Company Act”), makes it unlawful for certain persons in connection with the purchase or sale of securities, to, among other things, engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a RIC. In compliance with Rule 17j-1, this Code contains provisions that are reasonably necessary to eliminate the possibility of any such conduct.

When Access Persons or Venture Partners covered by the terms of this Code engage in personal securities transactions, they must adhere to the following general principles as well as to the Code’s specific provisions:

A.	At all times, the interests of Fund investors must be paramount;
B.	Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest (or the appearance thereof);
C.	No inappropriate advantage should be taken of any position of trust and responsibility;
D.	Reasonable care and independent professional judgment must be used when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;
E.	All personnel must conduct themselves in a professional and ethical manner that will reflect favorably on OrbiMed and the profession, and should encourage others to do the same;
F.	All personnel should promote the integrity of, and uphold the rules governing, capital markets; and
G.	All personnel should maintain and strive to improve their professional competence and that of other investment professionals.

References in this Code to consent or authorization by the CCO, the Managing Member or another designated Compliance Approver mean that any such person may give the referenced consent or authorization, but no party may consent to or authorize its own actions.

In addition, Access Persons who serve as officers, directors or trustees (or in a similar capacity) of a Fund must also abide by any applicable policies or code of conduct established by the Fund.

This Code governs Securities Transactions by all Access Persons of OrbiMed and, to the extent indicated below, Venture Partners. In the event that there is any uncertainty on the part of any Access Person or Venture Partner about the propriety of any Securities Transaction being contemplated or any other provision of, or situation arising under, this Code, such Access Person or Venture Partner should consult with the CCO.

OrbiMed may require that certain of the reporting, certification and other requirements set out in this Code be satisfied through electronic submissions, or other means related to OrbiMed’s use of web-based or other compliance systems. OrbiMed will notify and coordinate with Access Persons and Venture Partners in connection with the use of any such system.

2. Definitions

“Access Person” means an Advisory Person or any other member, director, officer or employee of OrbiMed. Temporary employees such as summer interns will be reviewed on a case-by-case basis to determine the reporting requirements applicable to them.

“Advisory Person” means any employee of OrbiMed (or of any entity in a control relationship to OrbiMed) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales of a Security for a Fund, and includes any natural person in a control relationship with a Fund or OrbiMed who obtains information concerning recommendations made regarding the purchase or sale of a Security for a Fund.

“Beneficial Ownership” has the same meaning as set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Subject to the specific provisions of that Rule, it generally means having directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security.

“Board” means the board of directors or board of trustees or other appropriate governing body of a Fund.

“CCO” means the Chief Compliance Officer appointed by OrbiMed.

“Compliance Approver” means the CCO, the Managing Member, or any other employee of OrbiMed designated by the CCO or Managing Member to perform the functions specified for such a person in this Code. A list of such Compliance Approvers is available from the CCO.

“Control” has the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

“Fund” means any investment vehicle, including any RIC, or managed account with respect to which OrbiMed serves in an advisory capacity.

“Initial Public Offering” or “IPO” means an offering of Securities registered under the Securities Act of 1933, as amended (the “Securities Act”), by or for an issuer of such Securities which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Act.

“Investment Personnel” means OrbiMed Portfolio Managers and those persons who provide information and advice to such Portfolio Managers or who help execute the Portfolio Managers’ investment decisions (e.g., securities analysts, traders and operations personnel) and includes any natural person in a control relationship with OrbiMed who obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security.

“Managing Member” means the managing member of OrbiMed Advisors LLC and OrbiMed Capital LLC, currently Samuel D. Isaly.

“Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in a Security. “Indirect pecuniary interest” of an individual includes, but is not limited to, an interest in a Security held by members of such individual’s immediate family who share such individual’s household, including his or her spouse, children and stepchildren, parents, grandparents, brothers and sisters, and in-laws.

“Personal Trading Restricted List” means the list maintained by the CCO of all issuers of Securities in the economic or industry sectors in which OrbiMed focuses its investment and advisory activities. The Personal Trading Restricted List may include general listings (e.g., all healthcare/life sciences issuers) or listings of specific issuers or both, at all times in the discretion of the CCO. “Portfolio Manager” means a person who has direct responsibility and authority to make investment decisions for a Fund.

“Private Offering” means a transaction in Securities that is exempt from registration under Section 5 of the Securities Act, pursuant to Section 4(2) or Section 4(6) of the Securities Act or Regulation D, Rule 144A or Regulation S promulgated thereunder, including securities issued by private investment funds and private companies.

The “purchase or sale of a Security” includes, among other things, the buying, selling, or writing of an option to purchase or sell a Security.

“RIC” means any investment company registered under the Investment Company Act with respect to which OrbiMed serves in an advisory capacity.

“Security” has the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act and generally means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option on any security or index of securities, or generally any interest or instrument commonly known as a “security” or any certificate of participation, warrant or right to subscribe or purchase any of the foregoing. “Security” does not include securities issued by the U.S. Government, money-market instruments, or shares of open-end investment companies (mutual funds) registered under the Investment Company Act, other than those with respect to which OrbiMed serves in an advisory capacity; for the avoidance of doubt, “Security” does include securities issued by RICs (as defined above). Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any individual security or group or index of securities are considered to be “Securities”.

“Venture Partner” means an individual not employed by or under the supervision and control of OrbiMed who is retained by OrbiMed as a consultant primarily to assist OrbiMed in finding investment opportunities. Such consultants may also be known as Entrepreneurs-in-Residence.

3. Prohibited Activities

The prohibitions described below will only apply to a transaction in a Security as to which the designated person has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership in such Security (a “Securities Transaction”).

A.	Preclearance: No Access Person or Venture Partner may execute a Securities
Transaction in a Security on the Personal Trading Restricted List without obtaining the prior written consent of a Compliance Approver. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in OrbiMed’s subsequent consideration of an investment in Securities of the same issuer on behalf of a Fund. In such circumstances, the Fund’s decision to purchase Securities of such issuer should be subject to an independent review by a Compliance Approver. If a
Compliance Approver has a personal interest in the issuer, such person shall disqualify him or herself from participation in this review. In the event that requests for preclearance are granted, the approval is valid for only two business days from the date of approval.

B.	Blackout Trading Periods:

(i) Access Persons. No Access Person may execute a Securities
Transaction in a Security on the Personal Trading Restricted List on a
day when a Fund has a pending buy or sell order in that Security until the Fund’s order is executed or withdrawn. No Access Person may engage in a short sale of such a Security in which the Fund holds a position.

(ii) Advisory Persons and Venture Partners.

(a) Except as otherwise provided below, transactions by Advisory
Persons and Venture Partners in Securities on the Personal Trading
Restricted List are prohibited within seven calendar days either before or after the purchase or sale (or the consideration of the purchase or sale) of the same Securities (or equivalent Securities) by a Fund and of which the Advisory Person or Ventures Partner has knowledge at the time of entering into the transaction that the Security is being purchased or sold
(or considered for purchase or sale).

(b) Since typically Securities Transactions by Advisory Persons and
Venture Partners will only inadvertently fall within the seven-day period before a Fund trades in a Security on the Personal Trading Restricted
List, such Securities Transactions will not be deemed violations of this
Code if the Advisory Person or Venture Partner writes a check to
OrbiMed for the amount of any better price obtained by the Advisory
Person or Venture Partner on the Securities Transactions over the price obtained for the Fund, and OrbiMed shall donate the amount of such check to charity.

In addition, for the avoidance of doubt, the sale of a Security by an
Advisory Person or Venture Partner after a Fund has sold its entire holdings of the same Security will in no way be deemed a violation of the blackout period or in any way inconsistent with OrbiMed’s fiduciary duties to the Funds.

In all other cases where an Advisory Person or Venture Partner engages in a Securities Transaction prohibited by Section 3.B(ii)(a), the CCO and/or the Managing Member shall determine the appropriate remedial actions, which may include a monetary fine, rescission of the Securities
Transaction or other suitable action.

C.	Initial Public Offerings: No Access Person may acquire any Securities in an
IPO unless such IPO is conducted pursuant to a public auction of shares, in which case the prior written consent of the CCO or Managing Member is required.

D.	Private Offerings: No Access Person may acquire any Securities in a Private
Offering without the prior written consent of the CCO or the Managing
Member. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in any subsequent consideration by OrbiMed of an investment in the same issuer on behalf of a
Fund. In such circumstances, OrbiMed’s decision to purchase Securities of such issuer for the Fund should be subject to an independent review by the
CCO or Managing Member. If the CCO or Managing Member has a personal interest in the issuer, such person shall disqualify him or herself from participation in this review.

E.	Gifts - Investment Personnel:

(i) Investment Personnel are prohibited from giving gifts or entertainment that may appear lavish or excessive, and must obtain approval to give gifts or entertainment in excess of $250 to any Fund, investor, prospect, or individual or entity with which OrbiMed does, or is seeking to do, business. The giving of gifts or entertainment in any amount may also be subject to Section 3.F below.

(ii) Investment Personnel may not receive any gift or other benefit of more than $250 in value (either one single gift, or in aggregate on an annual basis) from any person or entity that does business with or on behalf of a
Fund. Notwithstanding this general prohibition, the receipt of admission to sporting or other entertainment events or dining is not prohibited;
provided, that the receipt of any such benefit must be promptly reported to the CCO, and records of each such benefit must be maintained by the
CCO for such period as he or she deems appropriate.

(iii) All gifts as described above are required to be reported to the CCO by either sending an e-mail to the mail box gifts@orbimed.com or by delivering a record to the CCO. All gifts in excess of $250 as described above require preapproval from the CCO or, in the case of the CCO, from the Managing Member. The CCO shall maintain records of each such benefit for such period as he or she deems appropriate and periodically review the records to identify any potentially abusive pattern of conduct.

F.	Gifts - Foreign Governments and “Government Instrumentalities”:
Employees must obtain written preclearance from a Compliance Approver prior to giving anything of value that might be subject to the U.S. Foreign
Corrupt Practices Act (the “FCPA”) except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive. Employees must send an e-mail to the mail box
gifts@orbimed.com to disclose all gifts and entertainment that may be subject to the FCPA, irrespective of value. Employees must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-
cleared and/or reported in connection with this policy.

G.	Outside Activities and Service as a Director of a Public Company:

(i) Outside Activities Generally. An Access Person must receive prior written approval from the Managing Member or the CCO to serve as a director, trustee or officer of, or adviser or consultant to, any outside organization not related to the Access Person’s work for OrbiMed and the Funds (“Outside Activities”). The decision to allow an Access
Person to engage in an Outside Activity will be based upon a determination that such the Outside Activity would not interfere with the
Access Person’s work for OrbiMed or be inconsistent with the interests of the Funds. Access Persons will generally not given approval for
Outside Activities that include service as officers or directors of publicly traded companies. In the event that an Access Person’s Outside Activity began prior to his or her employment with OrbiMed, and such Outside
Activity is continuing upon the commencement of his or her
employment with OrbiMed, the Access Person must inform the CCO, and the Outside Activity will be documented.

No Access Person may render investment advice to persons other than the Funds, unless the advisory relationship, including the identity of those involved and any fee arrangements, has been disclosed to and approved by OrbiMed. All Securities Transactions for any such approved outside advisory clients are also subject to the substantive restrictions of Section 3 of this Code and the reporting and preclearance requirements of Sections 3 and 5 of this Code.

(ii) Service as a Director of a Public Company. Investment Personnel and
other Access Persons generally should not serve on the board of directors of a publicly traded company, absent prior written authorization by the Managing Member or the CCO. However, public company board service will not be deemed to be contrary to OrbiMed policy when such service is in connection with the investment of an
OrbiMed private equity Fund in the company, including (without limitation) in the context of a private investment in public equity (a
“PIPE”) or when the Investment Personnel held the director position prior to the company’s IPO. An Investment Personnel who is a director of such a private company that goes through an IPO may remain on such board with the approval of the CCO or the Managing Member when it has been determined that continued service on the board is consistent with the objectives of the relevant Fund(s) and OrbiMed.[1]

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1 Observation rights that OrbiMed has permitting a nominee to attend meetings of a private company’s board of directors should generally be renounced upon the registration of any class of

H.	Receipt of Director’s Compensation: Compensation received in connection with an Access Person’s service on the board of directors of any company, whether public or private, in which OrbiMed has invested or is considering for investment in the future (in each case, either on its own behalf or on behalf of any Fund) is considered to be the property of the applicable Fund(s) and not that of the Access Person. Any such compensation will be allocated among the applicable Funds on a fair and equitable basis as determined by OrbiMed, which will generally be to the participating Funds pro-rata in proportion to each such Fund’s share of the total OrbiMed-related investment in the company, as of the last business day of the period with respect to which the compensation is payable. In addition, any such compensation must be the standard compensation proposed by the company for its directors and may not be dependent on the performance of the company (except to the extent that such compensation includes securities of the company) or the size of the investment in the company by OrbiMed and the Funds. Such compensation allocable to a specific Fund may be reallocated between the specific Fund and
OrbiMed pursuant to a prior written contractual agreement. For the avoidance of doubt, Venture Partners may retain compensation they receive for their service as executives or directors of public and private companies, including where such service is related to their consulting work for OrbiMed.

I.	Material Non-Public Information: No Access Person may purchase or sell any Security, or be involved in any way in the purchase or sale of any
Security, while in possession of material non-public information about the
Security or its issuer, regardless of the manner in which such information was obtained.

(i) This prohibition covers transactions for the Funds, as well as Securities
Transactions for Access Persons’ personal accounts.

(ii) Non-public information includes corporate information, such as undisclosed financial information about a corporation, and market information, such as a soon-to-be-published article about a corporation.
Material information is information which an investor would consider important in making an investment decision and which would
substantially affect the market price of a security if disclosed.

(iii) An Access Person possessing non-public information shall not disclose such information outside the OrbiMed organization without the prior approval of the CCO and may otherwise only disclose such information to other OrbiMed personnel, including senior management, on a “need to know” basis. Notwithstanding the preceding sentence, as soon as an
Access Person comes into possession of, or believes he or she may be in

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securities of that company for public sale. Observation rights not so renounced will be reviewed promptly by the CCO in accordance with the standards of this Section 3G.

possession of, such information, he or she must report the existence of such information to the CCO, who will take appropriate steps (e.g., sealing files, limiting computer access) to secure such information where practicable and will establish any appropriate restrictions relating thereto
(refer to the Insider Trading and Handling of Material Non-Public
Information policy included in the OrbiMed Regulatory and Compliance
Manual).

		(iv)	Any oral or written communication as provided in Section 3.I(iii) of this
Code should indicate that the information is non-public and/or strictly confidential.

4.	Exempted Transactions

	A.	The prohibitions of Sections 3.A and 3.B of this Code do not apply to:

		(i)	Purchases or sales effected in any account related to an Access Person or
Venture Partner but over which the Access Person or Venture Partner (as applicable) has no direct or indirect influence or control, or in any account of the Access Person or Venture Partner which is managed on a discretionary basis by a person other than such Access Person or
Venture Partner and with respect to which such Access Person or
Venture Partner does not in fact influence or control such transactions.

		(ii)	Purchase or sale of a Security which is non-volitional on the part of the
Access Person or Venture Partner, including pursuant to a plan established in compliance with Rule 10b5-1 under the Exchange Act.

		(iii)	Purchases which are part of an automatic investment plan.[2]

		(iv)	Purchases effected upon the exercise of rights issued by an issuer pro-
rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

		(v)	Any Securities Transaction involving a fixed income instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by Moody’s or Standard & Poor’s, including repurchase agreements, if the Access Person or Venture
Partner has no prior knowledge of such Securities Transaction by the
Fund.

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2 “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(vi) The receipt by (or attribution of Beneficial Ownership to) the Access
Person or Venture Partner of Securities on the Personal Trading
Restricted List as a result of a distribution of such Securities to the
Access Person or Venture Partner by any collective investment vehicle as to which such Access Person, Advisory Person or Venture Partner has a beneficial interest; provided, that the decision to distribute such
Securities, as opposed to cash or other consideration, was solely that of the investment vehicle. This includes ownership of Securities resulting from an in-kind distribution by a Fund. However, subsequent Securities
Transactions involving such distributed Securities will be subject to the applicable prohibitions of this Code.

	B.	The prohibitions of Section 3.I of this Code do not apply to purchases or sales of any Security which the CCO, following his or her review of the terms of such proposed purchase or sale, has previously determined will not be carried out “on the basis” of any material non-public information about the Security or its issuer within the meaning of Rule 10b-5 of the Exchange Act. In addition, the purchase of a Security in a private transaction from the issuer is not prohibited by Section 3.I when effected on the basis of material non-
public information properly disclosed to OrbiMed by the issuer or its agents, provided, that the CCO, following his or her review of the terms of such proposed transaction, has previously determined that (i) the transaction is of the type contemplated by this sentence and (ii) the relevant information was properly disclosed to OrbiMed by the issuer or its agents. (The CCO’s determinations under this paragraph address the existence of violations of this
Code only and do not represent legal determinations regarding liability under the securities or other applicable laws.)

5.	Compliance Procedures

	A.	The CCO shall periodically identify all Access Persons/Venture Partners and inform such Access Person/Venture Partners of their reporting and compliance obligations under this Code. The CCO or other member of the
Compliance Team shall maintain and update the Personal Trading Restricted
List and shall promptly inform Access Persons and Venture Partners of any changes to, or make available to them an updated version of, the Personal
Trading Restricted List.

	B.	Each Access Person and Venture Partner shall acknowledge, in writing, the receipt and understanding of the Code upon commencement of employment or the consulting engagement (as applicable) and annually thereafter by completing the Initial or Annual Code of Ethics Certification and
Questionnaire (Attachment A hereto).

	C.	Each Access Person shall report to the CCO any transactions in which such
Access Person has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership of a Security. Each Venture

Partner shall submit a Venture Partner Quarterly Transaction Report
(Attachment B hereto) containing the required information for the preceding quarter with respect to any transaction involving any Security of a company on the Personal Trading Restricted List in which the Venture Partner had, or as a result of the transaction acquired, any direct or indirect Beneficial
Ownership. Such reports must be made no later than 30 days after the end of the calendar quarter in which the transaction(s) were effected, and shall include the following information with respect to Securities Transactions during the quarter:

(i) the date of the transaction, the name of the Security, and the number of shares or the principal amount of each Security Transaction;

(ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(iii) the price at which the transaction was effected;

(iv) the name of the broker, dealer or bank with or through which the transaction was effected; and

(v) the date of approval of the transaction and the person who approved it, if approval is required by Section 3.A above.

D.	All Access Persons shall direct their broker(s) to supply to the CCO, at the same time that they are sent to the Access Persons, duplicate copies of confirmations of all personal Securities Transactions and copies of periodic statements for all Securities accounts, whether such accounts are currently existing or established in the future, to the extent OrbiMed is not already receiving such information through an electronic or other automated process.
Duplicate brokerage statements received by the CCO within 30 days after the calendar quarter end will satisfy the reporting requirements of this Section
5.D. To the extent that an Access Person transacts in a Security that would not be included on duplicate copies of confirmations or periodic statements (e.g., a Private Offering) the Access Person shall report the transactions on the
Access Person Quarterly Transaction Report (Attachment C hereto). The
CCO shall maintain a quarterly brokerage log that evidences his receipt of brokerage account statements and other quarterly transaction reports (i.e., reports of trading activity in Private Offerings or Venture Partner Quarterly
Transaction Reports), as applicable.

E.	Access Persons shall also report to the CCO, on a calendar quarterly basis, not later than 30 days after the end of the calendar quarter, the name of any account established by the Access Person during the quarter in which any
Securities were held during the quarter for the direct or indirect benefit of the
Access Person, the date the account was established, and the date the report was submitted to the CCO.

F.	Whenever a person designated as Investment Personnel recommends that a
Fund purchase or sell a Security, he or she shall, if applicable, disclose to the person to whom the recommendation is made, as well as to the CCO, if he or she presently holds such Security in, or that he or she is considering the purchase or sale of such Security for, an account in which he or she has any direct or indirect beneficial interest.

G.	Not later than ten days after a person becomes an Access Person, and thereafter on an annual basis, which reports must be current as of a date not more than 45 days prior to the date the person becomes an Access Person or has made his or her annual report, the Access Persons shall disclose all personal securities holdings and all their accounts with any broker or dealer via the Initial or Annual Personal Securities Holdings Report (Attachment D
hereto). On an annual basis, Access Persons will be sent a copy of the list of such Access Person’s securities accounts in which he or she has a Beneficial
Ownership interest to verify its accuracy and make any necessary additions or deletions. Duplicate brokerage or custodial statements may not be submitted in lieu of such certifications altogether; however, they may be attached to the certifications as the source of the required information regarding specific holdings. For Venture Partners, the initial and annual holdings report requirement will apply only to holdings in Securities of companies on the
Personal Trading Restricted List. Venture Partners shall utilize Attachment D to report initial and annual holdings. On an annual basis, each Venture
Partner will be sent a copy of such Venture Partner’s holdings in Securities of companies on the Personal Trading Restricted List to verify its accuracy and make any necessary additions or deletions.

Each holdings report (both the initial and annual) must contain, at a minimum
(for Venture Partners, only with respect to Securities on the Personal Trading
Restricted List):

(i) the title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security in which the Access Person or Venture Partner has any direct or indirect Beneficial Ownership;

(ii) the name of any broker, dealer or bank with which the Access Person or
Venture Partner maintains an account in which any Securities are held for the Access Person’s or Venture Partner’s direct or indirect benefit;

(iii) the date the Access Person or Venture Partner submits the report; and

(iv) the name of any broker, dealer or bank with whom the Access Person or
Venture Partner maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person.

H.	All personal matters relating to this Code discussed with the CCO or the
Managing Member, and all preclearance materials, confirmations, account statements and personal investment reports, will be kept in confidence, but will be available for inspection by the Board of a Fund, appropriate OrbiMed personnel and the appropriate regulatory agencies.

I.	An Access Person or Venture Partner shall immediately report to the CCO any actual or potential violation of this Code of which the Access Person or
Venture Partner becomes aware. All reported violations of the Code will be treated as being made on an anonymous basis, and no Access Person or
Venture Partner will suffer from retaliation as a result of such reporting. A record of all violations of the Code will be maintained by the CCO.

6. Annual Certification and Questionnaire

On an annual basis Access Persons and Venture Partners will be sent a copy of this Code for their review and will be asked to certify that they have read and understand this Code and recognize that they are subject to it and will comply with its provisions. Access Persons and Venture Partners will also be required to respond, in written form, to various questions designed to identify potential conflicts of interest between OrbiMed and the Funds. The Initial or Annual Code of Ethics Certification and Questionnaire is included as Attachment A.

7. Confidential Status of a Fund’s Portfolio

The current portfolio positions of each Fund and current portfolio transactions, programs and analyses must be kept confidential. If non-public information regarding a Fund’s portfolio should become known to any Access Person or Venture Partner, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless to do so is properly part of his or her employment duties or consulting work for OrbiMed.

8. Compliance Review

The review of trading activity reported in the Quarterly Transactions Reports will be reviewed in conjunction with OrbiMed’s trading blotter against all Fund trades for the period to detect any possible trading abuses, including trading ahead of Funds, or trading opposite of the trades in the Funds. The CCO shall maintain a quarterly brokerage log that evidences receipt of brokerage account statements and other quarterly transaction reports (i.e., reports of trading activity in Private Offerings or Venture Partner Quarterly Transaction Reports), as applicable. In addition, OrbiMed may question, though does not prohibit, trading activity reported by Access Persons within the most recent 15 days in which a security or option, not limited to the same direction of trade, is or has been held by a RIC.

The CCO shall bring any questionable Securities Transactions or potential violations of this Code to the attention of the Managing Member. Before making any determination that a violation has been committed by any person, the Managing Member shall give such person an opportunity to supply additional information regarding the Securities Transaction or potential violation in question. Upon determination that an Access Person or Venture Partner has committed a violation of the Code, the CCO shall document the violation (in consultation with counsel, as appropriate) and any action taken to correct the violation in a central location (i.e., Code of Ethics Issues Log or similar document) to facilitate the review of such violations.

9. Sanctions

OrbiMed may impose such sanctions as it deems appropriate, including without limitation, a letter of censure, suspension or termination of employment of the Access Person or of the consulting engagement with a Venture Partner, or a request for disgorgement of any profits received from any Securities Transaction in violation of this Code.

10. Board Review

The CCO shall provide annually to the Board of each RIC, upon request, a copy of the existing Code and shall provide periodically any amendments of this Code. The CCO shall submit annually to the Board of each RIC, upon request, a written report that:

A.	Describes any issues arising under this Code or its procedures since the last report to the Board, including, but not limited to, information about material violations of this Code or its procedures and sanctions imposed in response to the material violations; and

B.	Certifies that OrbiMed has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

11. Recordkeeping

The CCO shall maintain, effective with the adoption of this Code, at OrbiMed’s principal place of business, the first two years in an easily accessible place, the following records and shall make these records available to the Securities and Exchange Commission and its representatives upon their request:

A.	A copy of each Code in effect during the past five years.

B.	A record of any violation (and the action taken in response thereto) during the past five years.

C.	A copy of all personal trading reports filed, or documents in lieu of such transaction reports in the past five years.

D.	A record of all Access Persons in the past five years and the persons who are or were responsible for reviewing the reports in the past five years.

E.	A record of all Initial or Annual Code of Ethics Certifications and Questionnaires as required by this Policy completed within the past five years.

F.	A copy of the written reports to the Board made in the past five years.

G.	A record of the reasons for pre-approving transactions during the past five years in Initial Public Offerings, Private Offerings or Securities on the Personal Trading Restricted List.

H.	A copy of each Personal Trading Restricted List in effect during the past five years.

I.	Any other information as may be required by Rule 17j-1(f).

12. Disclosure

OrbiMed shall describe this Code in Part 2 of Form ADV and, upon request, furnish Fund investors with a copy of the Code. All requests for the Code should be directed to the CCO.

OrbiMed’s reporting obligations to its clients, including the Board of a RIC and or a client that is subject to the Employee Retirement Income Security Act of 1974, as amended, may include an obligation to report a significant conflict of interest that arose involving this Code, even if the conflict did not result in a violation of the Code.

If a material violation of this Code is determined by the Managing Member to be fraudulent, deceptive or a manipulative act with respect to a RIC, OrbiMed must report its findings to the RIC’s Board pursuant to Rule 17j-1.

In the event that a material change is made to this Code, the CCO shall provide a copy to the RIC’s CCO prior to the RIC’s next scheduled board meeting no later than six months after adoption by OrbiMed of the material change made to this Code.

Attachment A

Initial or Annual Code of Ethics Certification and Questionnaire

I, the undersigned, hereby acknowledge receipt of the Code of Ethics (the “Code”) of OrbiMed Advisors LLC, OrbiMed Capital LLC and their affiliates (collectively, “OrbiMed”). I have read and understand the Code and have had the opportunity to ask any questions I may have had in relation to the Code of OrbiMed’s Chief Compliance Officer. I agree to act in accordance with the policies and procedures set forth in the Code and certify that my answers to the questions below are true and accurate.

(Please answer the questions below by placing an “X” in the appropriate box. For any question in response to which you mark the shaded box, please provide an explanation and/or the relevant details on a separate sheet. For an Initial Certification, please answer the questions with reference to the date hereof, except as otherwise specified. For an Annual Certification, please answer the questions for the relevant covered year, except as otherwise specified. Capitalized terms not otherwise defined in this Certification and Questionnaire are as defined in the Code.)

	Question	Yes	No

1.	Are you or any members of your immediate family employed by a financial services company (other than OrbiMed) or a company that provides products or services to OrbiMed?

2.	Do you or any members of your immediate family serve as a general partner or managing member (or in a similar capacity) for an investment-
related pooled investment vehicle (with the exception of vehicles related to
OrbiMed)?

3.	Do you or any members of your immediate family have any business or personal relationship with, or substantive investment in, a financial services company (other than OrbiMed) or any company that provides products or services to OrbiMed?

4.	To your knowledge, do you or any members of your immediate family have any other business or personal relationship with any of OrbiMed’s advisory clients or investors?

5.	Are you or any members of your immediate family employed in any capacity by any government, or do you or any members of your immediate family otherwise perform any work for any government?

6.	Are you aware of any conflicts of interest that have not already been disclosed to the OrbiMed Compliance Team involving OrbiMed, you or your immediate family members and any of OrbiMed’s advisory clients or investors?

A-1

	Question	Yes	No

7.	Do you own any interests in any Securities that are not included on your brokerage account statements, such as interests in private investment funds
(other than funds managed or sponsored by OrbiMed), private companies or other Private Offerings, whether structured as limited partnerships, limited liability companies or otherwise? (For Venture Partners, this is limited to such funds, companies and other issuers that are involved in the healthcare/life sciences sector.)

8.	Do you or any members of your immediate family participate in any
Outside Activities, including any business activities (such as serving as an officer or director of a company or in a similar capacity) other than work performed for OrbiMed, or hold any positions with any professional organizations or any charitable, educational or other non-profit organizations?

9.	Have you made any political contributions in the past two years, including contributions to any candidates for any political office and contributions to any governmental entities, political parties or other political organizations?

10.	In the past ten years, have you been convicted of or plead guilty or no contest in a domestic, foreign, or military court to any:
· Felony
· Misdemeanor involving investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

11.	In the past ten years, has the Securities and Exchange Commission (the
“SEC”) or the Commodity Futures Trading Commission (the “CFTC”)
found you to have:
· Made a false statement or omission?
· Been involved in a violation of SEC or CFTC regulations or statutes?
· Been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

12.	In the past ten years, has the SEC or the CFTC:
· Entered an order against you in connection with investment-related activity?
· Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

13.	In the past ten years, has any other U.S. federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority found you to have:
· Made a false statement or omission, or been dishonest, unfair, or unethical?

A-2

	Question	Yes	No

· Been involved in a violation of investment-related regulations or statutes?
· Been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

14.	In the past ten years, has any other U.S. federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
· Entered an order against you in connection with an investment-related activity?
· Denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

15.	In the past ten years, has any self-regulatory organization or commodities exchange found you to have:
· Made a false statement or omission?
· Been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the
SEC)?
· Been the cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

16.	In the past ten years, has any self-regulatory organization or commodities exchange disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

17.	Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?

18.	In the past ten years, has any domestic or foreign court:
· Enjoined you in connection with any investment-related activity?
· Found that you were involved in a violation of investment-related statutes or regulations?
· Dismissed, pursuant to a settlement agreement, an investment related civil action brought against you by a state or foreign financial regulatory authority?

19.	Are you now the subject of any proceeding that could result in a “yes”
answer to any of Questions 10-18 above?

New Employees or Venture Partners should skip the remaining questions and explain any marks on separate sheets as noted below.

20.	During the past 12 months, have you engaged in any Securities
Transactions that were reportable in accordance with the Code of Ethics but were not previously disclosed?

A-3

Question		Yes	No

21.	During the past 12 months, have you received any gifts or entertainment that were reportable in accordance with the Code of Ethics but were not previously disclosed?

22.	During the past 12 months, have you traded on or improperly transmitted any material non-public information? (If you have a question about what is
“material non-public information” please consult with the Compliance
Team.)

23.	During the past 12 months, have you become aware of any violation of
OrbiMed’s Code of Ethics that you did not report to the Compliance Team?

If you marked the shaded boxes in Questions 23 and/or 24, please discuss with the Compliance Team. For any other marks in shaded boxes, please attach a separate sheet to explain. For each explanation, indicate the relevant question number. Use additional pages as necessary.

Please indicate whether this is an Initial or Annual Report (and if an Annual Report, the covered year):

Initial Report: _____	Annual Report:	______
	Year:	______

_________________________________________
Employee/Venture Partner Signature

_________________________________________
Employee/Venture Partner Name (please print)

_________________________________________
Date

A-4

Attachment B

Venture Partner Quarterly Transaction Report[1]

Calendar Quarter Ended ____________

In accordance with the Code of Ethics, please provide a list of all transactions that occurred within the calendar quarter shown above involving any Securities of companies on the Personal Trading Restricted List (i.e., companies in the healthcare/life sciences sector) in which you had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership. Please use a separate copy of this form for each account involved. You may attach trade confirmations or account statements showing all transactions reportable on this form in lieu of listing them in the table on the following page. (Capitalized terms not otherwise defined herein are as defined in the Code.)

(1)	Venture Partner Name:	__________________________

(2)	If different from (1), name of the person in whose
	name the account is held or a transaction was made:	__________________________

(3)	Relationship of (2) to (1):	__________________________

I certify that I am reporting all transactions required to be reported for the calendar quarter shown above, pursuant to the Code of Ethics.

_______________________	__________________________
Date	Signature

__________________________
Print Name

____________________________
1 Capitalized terms used in this report have the meanings assigned to them in the Code of Ethics, unless otherwise stated herein.

B-1

Venture Partner Quarterly Transaction Report

TRANSACTION REPORTING

Check if applicable:	☐	During this calendar quarter, I had no transactions involving securities of companies on the Personal Trading Restricted List in which I had, or as a result of the transaction acquired, direct or indirect Beneficial Ownership.

	☐	The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect Beneficial
Ownership in the subject security.

Transactions
Date	Security	Exchange	Interest	Maturity	#	Principal	Purchase/Sale/Other	Price	Broker
	Name	Ticker/CUSIP	Rate	Date	Shares	Amount			Name
or Par

(Attach additional sheets if necessary)

B-2

Attachment C

Access Person Quarterly Transaction Report[1]

Calendar Quarter Ended ____________

In accordance with the Code of Ethics, please provide a list of all Securities Transactions that occurred within the calendar quarter shown above that were not reflected in duplicate trade confirmations or periodic statements received by OrbiMed and in which you had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership. Please use a separate copy of this form for each account involved. You may attach trade confirmations or account statements showing all transactions reportable on this form in lieu of listing them in the table on the following page of the report. (Capitalized terms not otherwise defined herein are as defined in the Code.)

(1)	Employee Name:	___________________________

(2)	If different from (1), name of the person in whose
	name the account is held or a transaction was made:	___________________________

(3)	Relationship of (2) to (1):	___________________________

I certify that I am reporting all Securities Transactions that occurred within the calendar quarter shown above that were not reflected in duplicate trade confirmations or periodic statements received by OrbiMed, pursuant to the Code of Ethics.

_______________________	_______________________
Date	Signature

_______________________
Print Name

______________________
1 Capitalized terms used in this report have the meanings assigned to them in the Code of Ethics, unless otherwise stated herein.

C-1

Access Person Quarterly Transaction Report

TRANSACTION REPORTING

Check if applicable:	☐	The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect Beneficial
Ownership in the subject security.

Transactions

Date	Security	Exchange	Interest	Maturity	#	Principal	Purchase/Sale/Other	Price	Broker
	Name	Ticker/CUSIP	Rate	Date	Shares	Amount			Name
or Par

(Attach additional sheets if necessary)

C-2

Attachment D

Initial or Annual Personal Securities Holdings Report[1]

In accordance with the Code of Ethics, please provide a list of all Securities in which you have any direct or indirect Beneficial Ownership and the accounts in which such Securities are held. (For Venture Partners, this is limited to holdings of the Securities of companies included on the Personal Trading Restricted List.) Please use a separate copy of this form for each account involved. (Capitalized terms not otherwise defined herein are as defined in the Code.)

Please indicate whether this is an Initial or Annual Report (and if an Annual Report, the covered year):

Initial Report: ____________	Annual Report:	________________
	Year:	________________

(1)	Name:	_____________________________

(2)	If different from (1), name of the person
	in whose name the account is held:	_____________________________

(3)	Relationship of (2) to (1):	_____________________________

Items 4-7 may be answered by attaching account statements that provide the requested information in full.

(4)	Broker, dealer or bank at which account is maintained:	_____________________________

(5)	Account Number:	_____________________________

(6)	Contact person at broker, dealer or bank and phone number:	_____________________________

(7)	For each account, attach the most recent account statement listing Securities in that account. If you Beneficially Own Securities that are not listed in an attached account statement, please list them below:

	Name and Type of Security	Exchange Ticker/CUSIP	# Shares	Principal Amount	Other

1.
2.
3.
4.
(Attach separate sheet if necessary)

_________________________
1 Capitalized terms used in this report have the meanings assigned to them in the Code of Ethics, unless otherwise stated herein.

D-1

Check if applicable:	☐	The reporting of any holding above shall not be construed as an admission that I have any direct or indirect Beneficial Ownership in the Security named herein.

	☐	I do not own any Securities.

I certify that the Securities reported on this form and the attached statements (if any) constitute all of the Securities which I Beneficial Own, including those held in accounts of my immediate family residing in my household.

_________________________________________
Signature

Dated: _________________________________________	_________________________________________
Print Name

REVIEWED: _________________________________________	_________________________________________
(Date)	(Signature)

FOLLOW-UP ACTION (if any) (attach additional sheet if required)

D-2